Sheet1

MuniYield New Jersey Fund, Inc.
File Number: 811-6570
CIK Number: 884216
For the Period Ending: 11/30/2001

Pursuant to Exemptive Order No. IC-15520 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the year ended November 30, 2001.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

01/29/2001	$ 6,000	Puerto Rico Comwlth	3.65%	12/01/2015
02/22/2001	1,500	Puerto Rico Comwlth	2.35	12/01/2015

Last Updated on 01/28/2002
By Karen Lang